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                                                                   EXHIBIT 10.11
                                                                          Page 1


                              CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into on the lst day of June, 2001, by and between ELECTROPURE, INC. (the "Company" or "Electropure"), a California corporation, with its principal place of business at 23456 South Pointe Drive, Laguna Hills, CA 92653, and COMMUNICATIONS MANAGEMENT ASSOCIATES ("Consultant"), a Delaware corporation, with its principal place of business at 14911 Caminito Ladera, Del Mar, CA 92014.

WHEREAS, the Company desires to engage the Consultant to consult on various administrative, public relations and financial matters in connection with the business of the Company and the Consultant desires to provide such consulting services to the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties agree as follows:

1. PURPOSE. The Company hereby engages the Consultant to act in an advisory capacity to the Company's Board of Directors and to provide consulting services for the purposes set forth above and the Consultant hereby agrees to such engagement. Floyd H. Panning, President of the Company, will serve as point of contact for the Company. Arthur Lipper III will serve as point of contact for Consultant and the Company has entered into this Agreement with the express understanding that Arthur Lipper III will continue to serve in such capacity throughout the term of this Agreement.

2. PRIOR AGREEMENTS. The parties have entered into no prior written agreements with regard to the consulting arrangements herein set forth and all prior oral discussions are merged herein.

3. TERM AND EFFECTIVE DATE. The Effective Date of this Agreement shall be the date set forth above. Commencing on the Effective Date, this Agreement shall continue for a period of one (1) year, at which time this Agreement shall automatically terminate, subject to the provisions of Paragraph 11 hereof. This Agreement may be renewed or extended only upon the written mutual agreement of the parties hereto.

4. DUTIES AND SCHEDULING OF SERVICE. During the term of this Agreement, Consultant agrees to perform the duties as described above in accordance with the scheduling of such duties as from time to time may be mutually agreed upon by the parties. Consultant shall devote the amount of time which the parties mutually agree is necessary to the successful performance of such duties.

5. STATUS OF PARTIES. It is understood and agreed that the relationship of the Company and Consultant shall be that of independent contractors, and neither party, nor their agents or employees, shall be deemed to be the agent of the other.

6. COMPENSATION. For all of the services rendered by Consultant, the Company will pay Consultant as follows:


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                                                                   EXHIBIT 10.11
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        A.     The sum of One Thousand Two Hundred Fifty Dollars ($1,250.00) per
               month during the term of this Agreement, payable on the last day of each month; and

        B. The Company will grant Consultant Five Thousand (5,000) shares of its fully-paid and non-assessable common stock for each month of the twelve month term of this Agreement. All of such shares shall be issued as soon as practicable at the current Fair Market Value of $0.35 per share and shall be subject to forfeiture on a pro-rata basis if this Agreement shall terminate prior to its one-year term.

        C. Consultant will have the right to have the Common Stock issued hereby registered for sale under the Securities Act of 1933, as amended (the "Act"), if the Company files a registration statement (except an amendment to a currently pending registration statement or an underwritten public offering wherein the underwriter objects to the inclusion and except on Forms S-4 or S-8) at any time following the issuance date of the shares. The Company will use its best efforts to cause any such registration to become effective and continue to be effective (current)(including the taking of such steps as are necessary to obtain the removal of any stop order) for a period equal to the lesser of two (2) years following the issuance date or until the Consultant has advised the Company that all shares have been sold; provided, however, that if at the time of a proposed registration statement, the shares can be sold under Rule 144 of the Act without any restriction and the Company removes any legends restricting transfers of the shares, the Company does not have to include the shares in any registration statement.

7. EXPENSES. Consultant shall be responsible for its own office expenses, if any, including telephone and secretarial expenses, unless authorized or directly provided by the Company. Pre-authorized travel and related out-of-pocket expenses, i.e., entertainment, lodging, meals, shall be billed to the Company at Consultant's cost and in accordance with standard Internal Revenue Code guidelines.

8. NON-COMPETITIVE SERVICE. It is recognized by both parties to this Agreement that Consultant may furnish advisory services to other clients. Consultant agrees to refrain from the following during the term of this
Agreement:

        A. Performing services for other persons or firms competing with the Company, unless prior written permission is obtained from the Company; and

        B. Disclosing confidential information, as defined in Paragraph 9 below, unless the Company consents in writing to such disclosure.

9. CONFIDENTIALITY. Consultant agrees that, during the term of this Agreement and after its termination for any cause whatsoever:


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                                                                   EXHIBIT 10.11
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        A.     Consultant will keep in strictest confidence all information identified as confidential or which, from the circumstances, in good faith and good conscience ought to be treated as confidential, including, but not limited to, customer lists, information about processes, technical information, numbers of instruments built, shipped and delivered, products, services, systems, business plans, marketing methods, strategies and costs of Electropure, Inc. relating, in any way, to the business and affairs of the Company which Consultant may acquire in connection with or as a result of Consultant's engagement ("Confidential Information"); and

        B. Consultant will not use or permit the use of any Confidential Information for the benefit of anyone other than the Company; and

        C. At the time this Agreement is terminated, Consultant will not retain any Confidential Information in any form and Consultant will immediately return all such Confidential Information to the Company without any demand therefor.

        D. Consultant agrees that all inventions, improvements, discoveries or developments, including, but not limited to, computer software authorized by Consultant ("Work Product") which Consultant may make or conceive, either solely or jointly with others, whether arising from Consultant's own efforts or suggestions received from any other source, which arise out of Consultant's engagement hereby or Consultant's exposure to Confidential Information, shall be the exclusive property of the Company free from any claim or retention of rights thereto by Consultant (including for the purposes of copyright). Consultant further agrees to fully disclose and assign to the Company, exclusively and absolutely, all such Work Product and, at the request and expense of the Company, to execute all instruments and documents and to do all things which may be reasonably necessary to protect the rights of the Company and best in the Company and its assigns all such Work Product without charge beyond the regular fees paid to Consultant by the Company as prescribed hereunder.

10. INDEMNIFICATION. The Company shall indemnify Consultant and hold Consultant harmless from liability for acts or omissions to act by Consultant while performing services for the Company to the greatest extent permitted by the applicable laws of the State of California.

11. TERMINATION. Notwithstanding any provision herein to the contrary, either party hereto shall have the right, at its option, to terminate this Agreement by giving thirty (30) days' written notice thereof to the other party.


12. NOTICES. All notices, requests, demands and other communications shall be in writing and shall be deemed to have been duly given or made upon personal delivery or, if mailed by registered or certified mail, postage prepaid, on the third day following deposition in a United States mail receptacle:


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                                                                   EXHIBIT 10.11
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        If to Consultant, addressed to:         If to the Company, addressed to:

        Arthur Lipper III, President            Floyd H. Panning, President
        Communications Management Assoc.        Electropure, Inc.
        14911 Caminoto Ladera                   23456 South Pointe Drive
        Del Mar, CA 92014                       Laguna Hills, CA 92653

or to such other address as either party hereto may request by notice given as aforesaid to the other party hereto.

13. NON-ASSIGNMENT. Neither Consultant nor the Company may transfer or assign all or any of its respective rights, duties or obligations under this Agreement without the prior written consent of the other party.

14. SEVERABILITY. In the event any one or more provisions or portions of this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. TITLES AND HEADINGS. Titles and headings to paragraphs hereof are for purposes of reference only and shall in no way limit, define or otherwise affect the provisions hereof.

16. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

17. RIGHTS AND REMEDIES ARE CUMULATIVE. The rights and remedies provided in this Agreement are cumulative, and the use of any one right or remedy by any party shall not preclude or waive their right to use any or all other remedies. Said rights and remedies are given in addition to any other rights which any party may have by law, statute, ordinance, or otherwise.

18. BINDING ON SUCCESSORS. The provisions of this Agreement shall, subject to the terms and conditions hereof, be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

19. ATTORNEYS' FEES. In the event of any dispute regarding the obligations or the respective rights and interests of the parties hereunder, the prevailing party shall recover, upon demand, from the other party, all reasonable fees, costs and expenses (including, without limitation, such fees, costs and expenses of litigation and appeals) incurred by such prevailing party in enforcing any provision hereof, whether or not litigation has commenced with respect


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                                                                   EXHIBIT 10.11
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thereto and without regard to any schedule or the determination by a court as to the fees, costs and expenses of such enforcement.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

21. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto and may be modified or amended only by a written instrument executed by both parties hereto.

22. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement and the performance by the parties of their respective obligations under this Agreement are within the corporate powers of the respective parties, have been authorized by all necessary corporate action, have received all necessary approvals (if any shall be required) and do not and will not contravene or conflict with any provision of the law or of the charter or By-Laws of the parties or any agreement binding upon either of them.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below, effective as of the date indicated above in Paragraph 3.

"COMPANY"                                   "CONSULTANT"

ELECTROPURE, INC.                           COMMUNICATIONS MANAGEMENT
                                            ASSOCIATES


By   /S/ FLOYD H. PANNING  6/26/01          By   /S/ ARTHUR LIPPER III  6-25-01
   -------------------------------             --------------------------------
         Floyd H. Panning   (Date)                   Arthur Lipper III   (Date)
         President                                   President



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